SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                  ------------

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   May 3, 1998
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                                Dana Corporation
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             (Exact name of registrant as specified in its charter)




       Virginia                      1-1063                      34-4361040
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    (State or other             (Commission File                (IRS Employer
    jurisdiction of                  Number)                 Identification No.)
    incorporation)




               4500 Dorr Street, Toledo,Ohio            43615
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              (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (419) 535-4500




                              --------------------
                                  (Former Name)


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Item 5.  Other Events.

            On May 4 1998 Dana Corporation, a Virginia corporation (the "Company"), and Echlin Inc., a Connecticut corporation ("Echlin"), issued a joint press release (the "Press Release") announcing that they have entered into an Agreement and Plan of Merger, dated as of May 3, 1998, by and among the Company, Echo Acquisition Corp., a Connecticut corporation and a wholly owned subsidiary of the Company ("Merger Sub") and Echlin (the "Merger Agreement") pursuant to which Merger Sub will be merged (the "Merger") with and into Echlin, with Echlin as the surviving corporation. In the Merger, each share of Echlin common stock, par value $1.00 per share, issued and outstanding immediately prior to the effective time of the Merger will be converted into 0.9293 of a share of Company common stock, par value $1.00 per share. Based on the $59.1875 closing price of the Company common stock on Friday, May 1, 1998, the transaction is valued at $55 per share of Echlin common stock or an aggregate consideration of approximately $3.5 billion. Consummation of the Merger is conditioned upon, among other things, the requisite approval of the holders of common stock of each of the Company and Echlin and customary regulatory and governmental approvals.

            In connection with the Merger Agreement, the Company and Echlin entered into a Stock Option Agreement, dated as of May 3, 1998 (the "Stock Option Agreement"), pursuant to which Echlin granted to the Company an option to purchase, under certain circumstances, up to 12,655,345 shares of Echlin common stock at a price, subject to certain adjustments, of $55 per share (the "Echlin Option"). The Echlin option is exercisable upon the occurrence of certain events, none of which has occurred as of the date hereof. The Echlin Option, if exercised, would give the holder thereof the right to acquire, before giving effect to the exercise of the Echlin Option, 19.9% of the total number of shares of the outstanding Echlin common stock. The Stock Option Agreement was granted by Echlin as a condition and inducement to the Company's willingness to enter into the Merger Agreement. Under certain circumstances, Echlin may be required to repurchase the Echlin Option of the shares acquired pursuant to the exercise thereof.

            The foregoing description of the Merger Agreement, Stock Option Agreement and Press Release is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference, to the Stock Option Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference and to the Press Release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) Financial statements of business acquired.

                Not applicable.

            (b) Pro forma financial information.
                Not applicable.

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

            (c) Exhibits. The following exhibits are filed with this Report:

              Exhibit   Description
              No.

              2.1 Agreement and Plan of Merger, dated as of May 3, 1998, by and among the Company, Merger Sub and Echlin.

              4.1 Stock Option Agreement, dated as of May 3, 1998, by and among the Company and Echlin.

              99.1 Joint Press Release, dated May 4, 1998, issued by the Company and Echlin.

              99.2      Materials Presented to Analysts on May 4, 1998.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                DANA CORPORATION
                                             -----------------------
                                                  (Registrant)

                                       By /s/ Martin J. Strobel
                                          ----------------------------
                                          Martin J. Strobel
                                          Vice President and General Counsel

Dated:  May 4, 1998

                                DANA CORPORATION

                           Current Report on Form 8-K

                                  Exhibit Index

              Exhibit   Description
              No.

              2.1 Agreement and Plan of Merger, dated as of May 3, 1998, by and among the Company, Merger Sub and Echlin.

              4.1 Stock Option Agreement, dated as of May 3, 1998, by and among the Company and Echlin.

              99.1 Joint Press Release, dated May 4, 1998, issued by the Company and Echlin.

              99.2      Materials Presented to Analysts on May 4, 1998.


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